UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 25, 2010

VLOV INC.

(Exact name of registrant as specified in Charter)

Nevada	000-53155	20-8658254
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

11/F., Xiamen Guanyin Shan International Commercial Operation Centre, A3-2 124
Hubin Bei Road, Siming District
Xiamen, Fujian Province
People’s Republic of China

(Address of Principal Executive Offices)

(86595) 88554555

 (Issuer Telephone Number)

SINO CHARTER INC.

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

On October 25, 2010, the Registrant’s management concluded that the Registrant’s unaudited consolidated financial statements for the three months ended March 31, 2010 and for the three and six months ended June 30, 2010 could no longer be relied upon.

The determination was made in connection with a letter from the Securities and Exchange Commission dated September 20, 2010 regarding Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 (333-163803).

Specifically, the Registrant did not include its outstanding shares of preferred stock in its computation of fully diluted earnings per share for these periods. As a result, the fully diluted earnings per share for these periods are lower than as originally reported (by $0.01 for the three months ended March 31, 2010, and by $0.04 for the three and six months ended June 30, 2010). Additionally, the Registrant did not allocate its net income between common stock and preferred stock and use the two-class method in its computation of basic earnings per share for these periods. As a result, the basic earnings per share for these periods are also lower than as originally reported (by $0.01 for the three months ended March 31, 2010, by $0.03 for the three months ended June 30, 2010, and by $0.05 for the six months ended June 30, 2010).

The Registrant intends to file as soon as possible hereafter, amendments to its quarterly reports for the three months ended March 31, 2010 and for the three and six months ended June 30, 2010, to restate its consolidated statements of income and comprehensive income and amend the notes to the financial statements for these periods, as well as any other required disclosures, in order to correct the above-described errors.

The Registrant’s management has discussed above matters with Crowe Horwath LLP, the Registrant’s independent accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 27, 2010	VLOV Inc. (Registrant)

	By:	/s/ Qingqing Wu
Qingqing Wu
Chief Executive Officer